Exhibit 10.5

FINAL EXECUTION VERSION

SCION CARDIO-VASCULAR, INC.
EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (the “Agreement”), entered into this ___ day of _____, 2000, and effective as of the ___ day of _____, 2000 (the “Effective Date”), is by and between SCION CARDIO-VASCULAR, INC. (“SCV”) and RAYMOND DIAZ (“Employee”).

R E C I T A L S:

            WHEREAS, SCV desires to employ Employee and Employee desires to be employed by SCV as its Director of Engineering in accordance with the terms, conditions and provisions of this Agreement.

            NOW THEREFORE, in consideration of the promises and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged and confessed, the parties agree as follows:

AGREEMENT

1.	Recitals. The foregoing recitals are true and correct in all respects and are incorporated into this Agreement by reference.

2.

Employment.  SCV hereby employs Employee and Employee hereby accepts such employment to perform services for SCV as SCV’s Director of Engineering upon the terms and conditions set forth in this Agreement.

3.

No Authority to Bind.  Employee shall not have authority, and it is expressly outside the scope of the employment created pursuant to this Agreement, to enter into any contracts binding upon SCV or to create any obligations on the part of SCV, unless otherwise authorized by the Board of Directors of SCV to do so.

4.	Services to be Provided by Employee.

(a)

Full Time Employment.  Employee shall devote of Employee’s time, knowledge, and skill to the employment that is the subject of this Agreement and shall render full-time services on behalf of Employer during the Term of this Agreement.  Employee’s specific hours of employment shall be those that are determined by Employer.  Employee shall not be employed by another person, firm, or corporation, nor may Employee be self-employed in any other position, in competition with Employer’s business.  Company resources are to be used by Employee solely in the performance of his/her duties under this Agreement, and Employee shall not engage in any business activities other than those of the Company during regular business hours.

(b)

Employee’s Representations and Warranties.  The execution and delivery of this Agreement and the performance of the obligations of Employee hereunder will not violate or conflict with any provision of, and do not constitute a default under or breach of any contract, agreement, or other instrument to which Employee is a party.

FINAL EXECUTION VERSION

5.	Compensation.

(a)

Salary.  During the Term of this Agreement, in consideration for the Services rendered by Employee pursuant to this Agreement, SCV shall pay to Employee an annual salary of Ninety Dollars ($90,000), paid in arrears in equal installments in accordance with the accounts payable policies of SCV as may be in effect from time to time, but in no event less than semi-monthly.

	(b)	Health Insurance. SCV shall pay for the participation of Employee and his/her immediate family in SCV’s group health insurance coverage (the “Health Insurance Coverage”).

(c)

Additional Benefits.  Participation in SCV’s 401K program (when available), reimbursement of preapproved business expenses, cellular telephone allowance for business use, and one (1) Florida SunPass for use in commuting to and from SCV’s office.

(i)

Vacation.  Employee shall be entitled to ten (10) working days off for vacation days during each year of the Term/Renewal Term, on such dates and for such duration as mutually agreed upon by Employer and Employee.  Employee shall not be entitled to any compensation for such days off which are not used in any year and such days off may not be carried forward from one year to another.  In addition, Employee shall be entitled to vacation days on those holidays on which SCV’s office is closed.

		(ii)	Additional Days Off. Employee shall be entitled to paid leave for sick days, personal days, bereavement purposes and jury duty consistent with the policies set forth in SCV’s employment manual.

6.

Stock Options.  SCV grants Employee the right to purchase from SCV shares of the par value common stock of SCV at a purchase price of Thirty-seven Dollars and Fifty Cents ($37.50) per share (the “Options”), which Options shall vest as follows:

Vesting Date	Options for this # of Shares Vest
1st Day of 1st Renewal Term	2,500
1st Day of 2nd Renewal Term	2,500

(a)

Adjustment of Option Shares.   If the outstanding common shares of SCV are changed into or exchanged for a different number or kind of shares or other securities of SCV or of another corporation, whether through reorganization, recapitalization, shares split-up, combination of shares, merger, or consolidation, there shall be substituted for each common share of SCV then subject to this Agreement, the number and kinds of shares or other securities into which each such outstanding common share is so changed or for which each such share is exchanged.  Whenever the number of shares for which the Options under this Agreement may be exercised is adjusted pursuant to this Section 6, the exercise price shall simultaneously be adjusted by dividing the aggregate exercise price for the aggregate number of Shares originally issuable upon exercise of the Options by

SCV Employment Agreement

FINAL EXECUTION VERSION

the aggregate number of Shares issuable upon exercise of the Options after such adjustment.

(b)

Fractional Share.  Any fraction of a share resulting from any adjustment under Section 6 of this Agreement shall be eliminated and the price per share of Common Stock for the remaining shares subject to this Agreement shall be adjusted accordingly.  The form of this Agreement need not be changed because of any adjustments in the exercise price or the number or kind of the shares issuable upon the exercise of the Options.

(c)	Limitation on Exercise.

(i) In the event that Employee’s employment with SCV is terminated by either party for any reason, Employee’s right to exercise any unvested Options shall terminate.

(ii)

During Employee’s life, only Employee may exercise the Options.  If Employee dies or becomes mentally incapacitated, his/her personal representative or legal guardian may exercise those Options that were exercisable by Employee at the time of death.

(iii)

Employee agrees not to publicly offer or sell any shares acquired by him through the Options for a period of 180 days following the initial public offering of the Company’s shares pursuant to an underwritten Securities and Exchange Commission (“SEC”) registered offering.  At the request of the SCV, Employee agrees to execute a separate agreement affirming this restriction.  No transfer of any shares acquired through the Options will be permitted on the books of SCV unless the transferee agrees to be bound by this provision.

(d)

Time For Exercise of Option.  Vested Options may be exercised by Employee in whole, or in part in multiples of 1,000 shares (and for the balance of any vested Options when such balance represents less than 1,000 shares) separately, at any time on or before ten (10) years following the date on which such Options vested (the “Option Termination Date”).

Any Options not exercised by Employee on or before the Option Termination Dates shall expire and revert back to the SCV and Employee shall have no further ability to exercise such Options.

(e)

Method of Exercising Option.  Employee may exercise the Options only by giving written notice of the exercise of the Options to SCV stating in said notice the number of shares covered by the Options as to which the Options is then being exercised. The notice of exercise shall be accompanied by payment of the Options price for the shares being purchased in the form of cashiers check payable to SCV drawn on a bank maintaining offices in the State of Florida.

(f)

Delivery Of Shares.   SCV shall deliver to Employee properly issued certificates representing the common shares of SCV in respect of which the Options are being exercised, within ten (10) business days after receipt of notice of exercise of the Options and payment for the shares to be issued.  Delivery of the certificates shall

SCV Employment Agreement

FINAL EXECUTION VERSION

be made personally to Employee at the office of SCV designated in this Agreement as the place for the giving of notice to SCV, or by United States registered or certified mail return receipt requested, addressed to Employee at the place for the giving of notice to Employee stated in this Agreement.

(g)

Investment Intent.   Employee represents that all common shares of SCV or other securities of SCV purchased by Employee pursuant to the exercise of all or any portion of the Options will be acquired only for investment and not with a view to distribution, and that he will not sell or otherwise dispose of any such common shares or other securities of SCV in any manner which is contrary to the laws, regulations and rules enforced or promulgated by the Securities and Exchange Commission of the United States. SCV agrees that if it shall register any shares of SCV presently issued and outstanding for distribution and sale to the public in accordance with the laws, regulations and rules enforced or promulgated by the Securities and Exchange Commission of the United States, it will include in such registration such proportion of the SCV shares previously acquired by Employee in the same ratio to the total number of shares acquired by Employee pursuant to the Options as the number of shares of SCV common stock owned by other shareholders included in such registration bears to the total number of SCV shares then issued and outstanding owned by such other shareholders.

(h)

Accelerated Vesting Upon Sale of SCV.  In the event a majority ownership interest in SCV greater than fifty percent (50%) is sold to a third party (“Majority Sale”) at any time prior to the vesting of the Options, the Options shall immediately vest upon the consummation of the Majority Sale.

7.	Term and Termination.

(a)

Term.  The term of employment under this Agreement shall be for a period of one (1) year commencing as of the Effective Date and automatically renewing for successive one (1) year terms (each, a “Renewal Term”) upon the anniversary of the Effective Date, unless either party provides the other advance written notice of its intent not to renew not less than sixty (60) days prior to the end of the then existing term.

	(b)	Death of Employee. In the event of Employee’s death, this Agreement shall automatically terminate.

(c)

Termination for Cause.  Either party shall be entitled to terminate this Agreement at any time “for cause”.  For purposes of this Agreement, the term “for cause” shall mean a material breach by the other party of a term of this Agreement, including any amendments hereto, after thirty (30) days written notice from the non-breaching party to the breaching party and failure of the breaching party to cure within the thirty (30) day period.

	(d)	Termination without Cause. Either party may terminate this Agreement without cause by providing the other party not less than sixty (60) days advance written notice.

SCV Employment Agreement

FINAL EXECUTION VERSION

(e)

Effects of Termination.  Upon the termination of the Agreement, Employee’s duties shall cease as of the effective date of termination, and all benefits, except for those required to be continued by law, will cease as of the effective date of termination.

8.	Business Records. All business records of SCV and those business records produced by Employee are and shall remain the property of SCV.

9.

Confidentiality.  Employee acknowledges that as a result of his/her employment, Employee may become informed of and have access to, valuable and confidential information of SCV including, but not limited to, vendor and customer lists, financial records, trademarks, patents, copyrights, products under development, marketing techniques, operations, contracts and any other information disclosed to or known by Employee as a result of his/her employment by SCV and not generally known in the trade or industry in which SCV is engaged (the “Confidential Information”).  Even though the Confidential Information may be contributed to, developed or acquired in whole or in part by Employee, all of the Confidential Information shall remain the exclusive property of SCV to be held by Employee in trust and solely for SCV’s benefit.  Accordingly, except as required by law, Employee shall not, at any time, either during or subsequent to the Term of this Agreement, use, reveal, report, publish, copy, transcribe, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of SCV, except to responsible officers and employees of SCV and other responsible persons who are in a contractual or fiduciary relationship with SCV and except for information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Employee.  Upon the termination or expiration of this Agreement, Employee shall promptly deliver to SCV all deliverable Confidential Information that is in Employee’s possession or control.

10.	Inventions and Patents.

(a)

Employee shall disclose promptly to SCV all discoveries, improvements and ideas, whether patentable or not, conceived or made by him/her, either solely or jointly during his/her employment with SCV, and

		(i)	related to the actual or anticipated business or activities or SCV; or

		(ii)	related to SCV’s actual or anticipated research and development; or

		(iii)	suggested by or resulting from any task assigned to Employee or work performed by Employee for or on behalf of SCV; or

		(iv)	while utilizing SCV’s facilities, materials or personnel.

(The discoveries, improvement and ideas covered by this Section shall be referred to as “SCV Inventions”)

	(b)	Employee shall assign and agree to assign his/her entire right, title and interest in any such SCV Inventions to SCV.

SCV Employment Agreement

FINAL EXECUTION VERSION

(c)

Except as set forth in Exhibit 10 to this Agreement, attached and made a part hereof, Employee shall not assert any rights under any discoveries, improvements and ideas, whether patentable or not, as having been made by him/her prior his/her employment by SCV.

11.

Non-Disparagement/Non-Compete/Non-Solicitation. Employee acknowledges that, in consideration of his/her employment, and to induce SCV to allow Employee access to the Confidential Information, he will not, during such time as Employee is employed by SCV and for a period of two (2) years after expiration of termination of Employee’s employment (the “Restricted Period”):

(a)

Take any action that would interfere with, diminish or impair the valuable relationships that SCV has with its clients and others with which SCV has business relationships or to which its services are rendered or otherwise divert or solicit or seek to divert or solicit SCV’s clients to seek services other than with SCV;

(b)

Directly or indirectly, for his/her own benefit or for the benefit of any other Person (whether as an officer, director, owner, employee, partner, investor, consultant, employer, agent, manager, or other participant in any business or venture) provide or attempt to market any similar form of products, services or consulting services in any market in which SCV provides its products or services or be employed by, or engage in, any business competitive with the business of SCV;

(c)

Recruit or otherwise solicit or induce any person (natural or otherwise) who is or becomes an employee or consultant of SCV to terminate his or her employment with, or otherwise cease his or her relationship with, SCV or hire any such employee or consultant who has left the employ of SCV within one (1) year after the termination or expiration of such employee’s or consultant’s employment with SCV; or

	(d)	Assist others in engaging in any of the foregoing.

The foregoing periods shall be tolled for any period of violation or period of time required for conclusion of litigation to enforce the covenants herein.

12.

Enforcement.  In the event of Employee’s breach or threatened breach of Section 9, 10 or 11 of this Agreement, SCV may enforce such sections by obtaining an injunction to restrain the violation thereof by Employee.  Injunctive relief shall be in addition to, and not in lieu of, any other remedies or damages available at law or in equity including the recovery of compensatory and punitive damages from Employee.

13.	Survival. The covenants and provisions in Sections 9, 10 and 11 shall survive the expiration or termination of this Agreement.

14.

Notices.  Any notice required or permitted to be given under this Agreement shall be deemed duly given if in writing and when received by registered or certified mail, by overnight express, or by hand delivery to SCV or Employee at the addresses set forth as follows or to any other address of which notice of the change is given to the parties hereto:

SCV Employment Agreement

FINAL EXECUTION VERSION

	To SCV:	Scion Cardio-Vascular, Inc. 14256 SW 119th Avenue Miami, Florida 33186

	To Employee:	Raymond Diaz 3926 Hawks Court Weston, Florida 33331

15.

Entire Agreement/Modification.  This Agreement constitutes the entire agreement between the parties relating to Employee’s employment by SCV and supersedes any and all prior agreements or oral representations by either party related thereto. This Agreement shall not be changed, modified or amended in any respect except by a written instrument signed by the parties hereto.

16.

Choice of Law and Invalid Provisions.  This Agreement is made and delivered in, and shall be governed by, and construed in accordance with, the applicable laws of the State of Florida and if any term or part of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, the validity of the remaining part of such term or the validity of any other term of this Agreement shall not in any way be affected. If any invalidity or unenforceability is caused by the length of any period of time or the size of any area set forth in any part of this Agreement, the period of time or area, or both, shall be considered to be reduced to a period or area that would cure the invalidity or unenforceability.

17.

Status of Employee.   Employee, in the performance of services under this Agreement, is a bona fide employee of SCV. Accordingly, SCV shall deduct from the compensation paid to Employee any sums for income tax, social security or other withholding as may be required by any law or other requirement or any government body. Employee shall, at all times during the Term be bound by and conduct herself in compliance with all personnel and other policies and rules of SCV.

18.

Binding Effect/Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Employee shall not assign this Agreement without the specific written consent of SCV that may be withheld in SCV's sole and absolute discretion. Any assignment in violation of this Section 18 shall be void and of no legal force and effect.

19.

Waiver.  A waiver by any party of any of the terms and conditions hereof shall not be construed as a general waiver by such party and such party shall be free to reinstate any such term or condition, with or without notice to the other party.

20.	Representations and Covenants of the Employee. Employee covenants, represents and warrants to SCV that:

(a)	Employee agrees to be bound by and comply with all rules, policies and regulations of SCV.

(b)	The foregoing covenants constitute a material inducement for SCV to enter into this Agreement.

SCV Employment Agreement

FINAL EXECUTION VERSION

21.

Construction and Acknowledgment.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. All sections or paragraphs in this Agreement are for convenience only and are not deemed part of the content of this Agreement. Employee has read this Agreement in its entirety, understands its contents.

22.

Jurisdiction; Venue; Inconvenient Forum; Jury Trial. Any suit, action or proceeding with respect to this Agreement shall be brought in the Miami-Dade County Circuit Court for the Eleventh Judicial Circuit in and for Miami-Dade County, Florida or in the U.S. District Court for the Southern District of Florida Miami Division, and the parties accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.  Each party waives all rights to any trial by jury in all litigation relating to or arising out of this Agreement.

23.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute a single agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

EMPLOYEE:

Raymond Diaz

SCV:

SCION CARDIO-VASCULAR, INC.

By:
George Golik, President

SCV Employment Agreement

FINAL EXECUTION VERSION

EXHIBIT 9

EMPLOYEE INVENTIONS

SCV Employment Agreement